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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                October 30, 2001
                                (Date of report)


                           CUMETRIX DATA SYSTEMS CORP.
             (Exact Name of Registrant as Specified in its Charter)


       California                       0-14001                   95-4574138
(State of Incorporation)         Commission File Number)       (IRS Employer ID)


                                957 Lawson Street
                           Industry, California 91478
                    (Address of Principal Executive Offices)


                                 (626) 965-6899
              (Registrant's telephone number, including area code)

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ITEM 5. Other Events.

          As follow-up to the company's previous 8K filing dated September 5, 2001, the company has substantially concluded its analysis of Egghead.com Bankruptcy filing, (It's largest customer). The company believes that it will record a significant loss due to the revenue loss as well as the receivable loss from Egghead.com. The company has been working closely with its financial consulting firm in order to secure additional financing to continue as a viable entity. Although the company remains hopeful about its prospects, none of its financing options have materialized to date, and there are no guarantees that any financing will be consummated in the near term.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             CUMETRIX DATA SYSTEMS CORP.



                                             By: /s/ MAX TOGHRAIE
                                                --------------------------------
                                                Max Toghraie,
                                                President and
                                                Chief Executive Officer

Dated: October 30, 2001